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                                                                  Exhibit 10.24

                         [TROY SYSTEMS INC. LETTERHEAD]



October 3, 1997


Mr. John Garrison
RAGCO
250 Newport Center Drive
Suite 102
Newport Beach, CA 92660

RE: 2331 Pullman Street
    Santa Ana, California

Dear John:

On behalf of Troy Systems, Inc. I am pleased to inform you that Troy Systems Inc. will exercise its Options to Extend its Lease for an additional three
(3) years per the terms of the March 16, 1995 executed lease for the property.

Sincerely,

/s/ Del Conrad

Del Conrad
V.P. Finance & Administration